Glowpoint Reports First Quarter 2018 Results

DENVER, CO, May 9, 2018 - Glowpoint, Inc. (NYSE American: GLOW), (“Glowpoint” or the “Company”), a managed service provider of video collaboration and network applications, today announced financial results for the first quarter ended March 31, 2018.

First Quarter Financial Highlights

•	Cash of $3.1 million, working capital of $3.8 million and no debt as of March 31, 2018.

•
Revenue of $3.5 million, net loss of $1.3 million, and adjusted EBITDA (“AEBITDA”) of $0.1 million. AEBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Information” later in this release for a reconciliation of this non-GAAP financial measure.

•	Closed a registered direct offering of 0% Series C Convertible Preferred Stock in January 2018 for net proceeds to the Company of $1.5 million.

•	Retired $1.8 million of outstanding debt obligations in the first quarter, resulting in no outstanding debt as of March 31, 2018.

•	Stockholders’ equity of $12.5 million as of March 31, 2018.

“We are pleased to have further strengthened our balance sheet during the first quarter of 2018 through the completion of our Series C equity round in January which, along with improving the Company’s liquidity position, also resulted in the retirement of all outstanding debt. Our simplified capital structure provides the Company a foundation on which to pursue both organic and inorganic growth initiatives including the release of our next generation UCaaS1 support platform this summer,” said Glowpoint President and CEO Peter Holst. “According to Gartner Research2, global spending on Unified Communications (UC) will reach $45.7 billion in 2022, and technology strategic planners positioning UC solutions must plan for expected shortages of skilled support resources as the UC market evolves. Time-to-market has always been a challenge for IT teams seeking to deploy and adopt communication services to their fullest potential and, as market demand for UC grows rapidly, we’ve worked closely with our customers, partners and prospects to design a service platform that shortens innovation and adoption cycles while also addressing their needs to substantially reduce complexity and cost. Leading IT organizations identify the customer experience as a top priority by accelerating the adoption and dissemination of services that engage customer interaction and response. With recent advancements in machine learning and emerging architectures that simplify applications into functional components, business users can not only expect faster innovation, but also far greater flexibility in adoption, support and customization to meet their specific objectives.”

Glowpoint’s results from operations and financial condition are more fully discussed in our Quarterly Report on Form 10-Q for the three months ended March 31, 2018 on file with the Securities and Exchange Commission (the “SEC”).  Investors are encouraged to carefully review the Company’s Form 10-Q for a complete analysis of its results from operations and financial condition.

About Glowpoint

Glowpoint, Inc. (NYSE American: GLOW) is a managed service provider of video collaboration and network applications. Our services are designed to provide a comprehensive suite of automated and concierge applications to simplify the user experience and expedite the adoption of video as the primary means of collaboration. Our customers include Fortune 1000 companies, along with small and medium sized enterprises in a variety of industries. To learn more please visit www.glowpoint.com.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”), a non-GAAP financial measure, is defined as net loss before depreciation and amortization, income tax expense, stock-based compensation, impairment charges, and interest and other expense, net. AEBITDA is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA is an important measure used by management to assess the operating performance of the Company and is used in determining achievement of performance-based stock awards. AEBITDA as defined

1Unified Communications (UC) as a Service (UCaaS) is a sophisticated solution unifying a variety of communication services on a single platform and accessible through the cloud.
2Gartner Research Forecast Analysis: Unified Communications, Worldwide, 1Q18 Update, April, 2018

here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A reconciliation of AEBITDA to net loss is shown in the attached schedules.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Glowpoint assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2017 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018. Any of these factors could cause Glowpoint’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Glowpoint can give no assurance that its future results will be as estimated. Glowpoint does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

INVESTOR CONTACT:
Investor Relations
Glowpoint, Inc.
+1 303-640-3840
investorrelations@glowpoint.com
www.glowpoint.com

GLOWPOINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash	$3,068	$3,946
Accounts receivable, net	1,295	1,220
Prepaid expenses and other current assets	696	715
Total current assets	5,059	5,881
Property and equipment, net	1,007	1,159
Goodwill	7,100	7,750
Intangibles, net	594	626
Other assets	8	8
Total assets	$13,768	$15,424
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$1,194
Accounts payable	309	337
Accrued expenses and other liabilities	714	1,003
Accrued sales taxes and regulatory fees	247	259
Total current liabilities	1,270	2,793
Long term liabilities:
Long term debt, net of current portion	—	369
Total long term liabilities	—	369
Total liabilities	1,270	3,162
Commitments and contingencies (see Note 10)
Stockholders’ equity:
Preferred stock, Series A-2, convertible; $.0001 par value; $7,500 stated value; 7,500 shares authorized, 32 shares issued and outstanding and liquidation preference of $237 at March 31, 2018 and December 31, 2017	—	—
Preferred stock Series B, convertible; $.0001 par value; $1,000 stated value; 2,800 shares authorized, 375 shares issued and outstanding and liquidation preference of $375 at March 31, 2018 and 450 shares issued and outstanding and liquidation preference of $450 at December 31, 2017	—	—
Preferred stock Series C, convertible; $.0001 par value; $1,000 stated value; 1,750 shares authorized, 1,275 shares issued and outstanding and liquidation preference of $1,275 at March 31, 2018 and none at December 31, 2017	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 47,318,000 issued and 46,485,000 outstanding at March 31, 2018 and 45,161,000 issued and 44,510,000 outstanding at December 31, 2017	5	5
Treasury stock, 833,000 and 651,000 shares at March 31, 2018 and December 31, 2017, respectively	(405)	(352)
Additional paid-in capital	184,688	183,114
Accumulated deficit	(171,790)	(170,505)
Total stockholders’ equity	12,498	12,262
Total liabilities and stockholders’ equity	$13,768	$15,424

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and GAAP to Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$3,474	$4,080
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	2,147	2,448
Research and development	250	287
Sales and marketing	177	140
General and administrative	898	1,016
Impairment charges	650	—
Depreciation and amortization	232	459
Total operating expenses	4,354	4,350
Loss from operations	(880)	(270)
Interest and other expense, net	(405)	(371)
Loss before income taxes	(1,285)	(641)
Income tax expense	—	(27)
Net loss	(1,285)	(668)
Preferred stock dividends	3	3
Net loss attributable to common stockholders	$(1,288)	$(671)

Net loss attributable to common stockholders per share:
Basic and diluted net loss per share	$(0.03)	$(0.02)

GAAP to Non-GAAP Reconciliation:
Net loss	$(1,285)	$(641)
Depreciation and amortization	232	459
Interest and other expense, net	405	371
Income tax expense	—	27
EBITDA	(648)	216
Stock-based compensation	50	164
Impairment charges	650	—
Adjusted EBITDA	$52	$380

GLOWPOINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,285)	$(668)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	232	459
Bad debt expense (recovery)	5	(4)
Amortization of debt discount	104	18
Stock-based compensation expense	50	164
Impairment charges	650	—
Deferred tax provision	—	27
Changes in assets and liabilities:
Accounts receivable	(80)	(2)
Prepaid expenses and other current assets	19	(60)
Accounts payable	(28)	83
Accrued expenses and other liabilities	(127)	56
Accrued sales taxes and regulatory fees	(12)	(55)
Net cash provided by (used in) operating activities	(472)	18
Cash flows from investing activities:
Purchases of property and equipment	(48)	(36)
Net cash used in investing activities	(48)	(36)
Cash flows from financing activities:
Principal payments under borrowing arrangements	(1,832)	—
Proceeds from Series C preferred stock issuance, net of expenses of $223	1,527	—
Purchase of treasury stock	(53)	(12)
Net cash used in financing activities	(358)	(12)
Decrease in cash and cash equivalents	(878)	(30)
Cash at beginning of period	3,946	1,140
Cash at end of period	$3,068	$1,110

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$316	$266

Non-cash investing and financing activities:
Accrued preferred stock dividends	$3	$3